                                                                    Exhibit 99.1

News Release


Media Contact:            Clarence Ehlers
                          (219) 273-7327

Analyst/Investor Contact: Joseph A. Rainis
                          (219) 273-7158



             NATIONAL STEEL ANNOUNCES THIRD QUARTER 1998 RESULTS,
                QUARTERLY DIVIDEND AND STOCK REPURCHASE PROGRAM


Mishawaka, IN, October 27, 1998--National Steel Corporation (NYSE: NS) today reported net income of $32.5 million for the third quarter of 1998, or $0.75 per diluted common share, compared to $78.6 million, or $1.72 per diluted common share, for the third quarter of 1997. Earnings in the most recent period were positively impacted by an unusual credit related to a property tax refund totaling $26.6 million while the third quarter of 1997 benefited by a net gain totaling $28.8 million related to the sale of certain coal properties and the re-evaluation of related reserves. Excluding the net impact of these items, net income in the third quarter of 1998 totaled $11.2 million, or $0.26 per diluted common share, compared to $51.5 million, or $1.11 per diluted common share, in the third quarter of 1997.

Raw steel production totaled 1.62 million tons in the third quarter of 1998 compared to 1.65 million tons in the same 1997 period. Shipments declined ten percent to 1.37 million tons in the third quarter of 1998 compared to 1.52 million tons in the year-earlier period.

"The third quarter was a very difficult period for both National Steel and the domestic steel industry as record-high imports, above normal steel inventory levels and a work stoppage at a major steel consumer severely impacted results," said Chairman and Chief Executive Officer Yutaka Tanaka. "Order rates, as a result, have dropped considerably in recent months and led to our recent decision to temporarily idle one of our blast furnaces. We hope that this situation will reverse itself soon," concluded the chief executive.

                                    -more-

                                                                    Exhibit 99.1

Net income for the first nine months of 1998 totaled $64.9 million, or $1.50 per diluted common share, compared to $164.7 million, or $3.71 per diluted common share, in the same period of 1997. Excluding the impact from non-recurring items, net income in the first nine months of 1998 totaled $41.4 million, or $0.96 per diluted common share, compared to the same period of 1997 total of $120.2 million, or $2.57 per diluted common share. Operating income in the first nine months of 1998, excluding the unusual credit of $26.6 million totaled $46.8 million compared to $154.5 million in the same 1997 period.

The Company's Board of Directors declared a quarterly common stock dividend of $0.07 per share, payable on December 9, 1998 to shareholders of record as of the close of business on November 20, 1998. The Board also has authorized the repurchase of up to two million shares of its Class B Common Stock. The transactions will be completed from time to time over the next several months, depending on market conditions, through open market or privately negotiated purchases.

All statements contained in this release, other than historical information, are forward-looking statements. A variety of factors could cause business conditions and the Company's actual results and experience to differ materially from those expected by the Company or expressed in the Company's forward-looking statements. Additional information concerning these factors is available in the Company's most recent Form 10-K for the year ended December 31, 1997 and the Form 10-Q for the quarter ended June 30, 1998.

Headquartered in Mishawaka, Indiana, National Steel is the nation's fourth largest integrated steel company, with annual shipments of approximately six million tons of flat rolled products. National Steel employs approximately 9,400 people. Visit National Steel's website at: www. nationalsteel.com.

The Company's consolidated income statement and condensed balance sheets and cash flows follow:

                                                                    Exhibit 99.1
NATIONAL STEEL CORPORATION
STATEMENTS OF CONSOLIDATED INCOME (Unaudited)
(In millions, except per share data)

                                                                   Three Months                 Nine Months
                                                               Ended September 30,          Ended September 30,
                                                                1998         1997            1998         1997
                                                               -------     -------         --------     --------
Net Sales                                                      $ 706.4     $ 788.7         $2,162.6     $2,371.2

Cost of products sold                                            615.2       653.7          1,908.0      2,007.0
Selling, general and administrative                               41.4        38.0            112.9        107.4
Depreciation and amortization                                     32.4        31.2             95.9        103.4
Equity income of affiliates                                       (0.8)       (0.3)            (1.0)        (1.1)

Unusual credit                                                   (26.6)        --             (26.6)         --
                                                               -------     -------         --------     --------
Income from Operations                                            44.8        66.1             73.4        154.5

Other (Income) Expense
Financing costs (net)                                              4.1         1.2              7.8         14.0
Net gain on disposal of non-core assets                              -       (28.8)            (2.7)       (54.2)
                                                               -------     -------         --------     --------
                                                                   4.1       (27.6)             5.1        (40.2)
                                                               -------     -------         --------     --------

Income Before Income Taxes and Extraordinary Item                 40.7        93.7             68.3        194.7

Income tax provision (credit)                                      8.2        15.1              3.4         24.6
                                                               -------     -------         --------     --------

Income Before Extraordinary Item                                  32.5        78.6             64.9        170.1
Extraordinary item                                                 --          --               --          (5.4)
                                                               -------     -------         --------     --------
Net Income                                                        32.5        78.6             64.9        164.7
Less preferred stock dividends                                     --          2.8              --           8.2
                                                               -------     -------         --------     --------

   Net Income Applicable to Common Stock                       $  32.5     $  75.8         $   64.9     $  156.5
                                                               =======     =======         ========     ========

PER SHARE DATA APPLICABLE TO COMMON STOCK:

Basic Earnings Per Share:
Income Before Extraordinary Item                               $  0.75     $  1.76         $   1.50     $   3.74
Extraordinary item                                                 --          --               --         (0.12)
                                                               -------     -------         --------     --------
Net Income Applicable to Common Stock                             0.75        1.76             1.50         3.62
                                                               =======     =======         ========     ========

Weighted Average Shares Outstanding (in thousands)              43,288      43,288           43,288       43,288

Diluted Earnings Per Share:
Income Before Extraordinary Item                               $  0.75     $  1.72         $   1.50     $   3.71
Extraordinary item                                                 --          --               --         (0.12)
                                                               -------     -------         --------     --------
Net Income Applicable to Common Stock                             0.75        1.72             1.50         3.59
                                                               =======     =======         ========     ========

Weighted Average Shares Outstanding (in thousands)              43,288      43,981           43,340       43,635


OPERATING STATISTICS (in thousands of tons):
   Shipments                                                     1,366       1,519            4,235        4,645
   Raw steel production                                          1,618       1,648            4,737        4,926

                                                                    Exhibit 99.1
NATIONAL STEEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)


                          September 30,  December 31,                            September 30,  December 31,
                              1998           1997                                    1998           1997
                          -------------  ------------                            -------------  ------------

Assets                                                   Liabilities and
                                                          Stockholders'
                                                             Equity
Cash, cash equivalents                                   Current liabilities       $  534.5       $  637.4
 and investments            $  122.9      $  337.6

Receivables - net              302.2         284.3       Long term debt               288.5          311.0
                                                         Other long term
Inventories                    485.3         374.2        liabilities                 652.0          668.0
Deferred tax assets              8.6           8.6
                            --------      --------                                 --------       --------
  Total current assets         919.0       1,004.7       Total liabilities          1,475.0        1,616.4

Property, plant and
  equipment - net            1,217.7       1,229.0       Stockholders' equity         892.8          837.0
                                                                                   --------       --------
Other assets                   231.1         219.8
                            --------      --------
                                                           Total Liabilities
 Total Assets               $2,367.8      $2,453.4          and Equity             $2,367.8       $2,453.4
                            ========      ========                                 ========       ========



CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (Unaudited)
(In millions)


                                                                         Nine Months Ended September 30,
                                                                          1998                      1997
                                                                         ------                    ------
                          Cash provided (used) by
                           operating activities:                         $ (93.9)                  $297.0

                          Investing Activities:
                          Purchases of property, plant
                           and equipment (net)                             (83.9)                  (101.4)
                          Proceeds from the sale
                           of non-core assets                                3.3                    317.6
                                                                         -------                   ------
                                                                           (80.6)                   216.2
                                                                         -------                   ------
                          Financing Activities:
                          Repayment of debt                                (30.4)                  (189.1)
                          Borrowings                                         8.0                      2.7
                          Preferred stock dividends                           --                     (3.2)
                          Common stock dividends                            (9.1)                      --
                          Other                                               --                    (15.7)
                                                                         -------                   ------
                                                                           (31.5)                  (205.3)
                                                                         -------                   ------
                          Increase (Decrease) in Cash
                           and Cash Equivalents                           (206.0)                   307.9

                          Cash and cash equivalents at
                           the beginning of the period                     312.6                    109.0
                                                                         -------                   ------
                           Cash and cash equivalents at
                           the end of the period                         $ 106.6                   $416.9
                                                                         =======                   ======